[Letterhead of Coopers & Lybrand L.L.P.]


CONSENT OF INDEPENDENT ACCOUNTANTS





We consent to the incorporation by reference in the Registration Statements of Oregon Metallurgical Corporation and subsidiaries on Form S-8 (File Nos. 333-20909, 333-00167 and 33-63449) of our report dated February 4, 1997, on our audits of the consolidated financial statements and financial statement schedule of Oregon Metallurgical Corporation and subsidiaries as of December 31, 1996 and 1995, and for the years ended December 31, 1996, 1995 and 1994, which reports are included in this Annual Report on Form 10-K.


                                                  /s/ Coopers & Lybrand L.L.P.
                                                  COOPERS & LYBRAND L.L.P.



Eugene, Oregon
March 19, 1997